                                    FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC   20549



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported): December 16, 1996


                                 EFTEK CORP.
            (Exact name of registrant as specified in its charter)



     Nevada                      33-26789-NY                  93-0996501
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)


                           Bloomfield Business Park
                             408 Bloomfield Drive
                                 Units 1 & 2
                           Berlin, New Jersey 08009
                   (Address of Principal Executive Offices)
                Registrant's telephone number:  (609) 767-2300

                                   FORM 8-K



ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          The following information is furnished in accordance with
Item 701 of Regulation S-B as to all equity securities of the Registrant sold by the Registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

          A.   Title and Amount of Securities Sold and Date of the
Transactions.

               (i) 10,000 shares of $.001 par value common stock sold at $.375 per share with nets funds received by the Registrant on December 2, 1996.

               (ii) 75,700 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on December 16, 1996.

               (iii) 31,000 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on December 20, 1996.

          B.   Name of Placement Agent - Berkshire International
Finance, Inc.

          C.   Consideration Received

               (i) Total consideration paid was $3,750.00 ($.375 per share) with Registrant receiving net funds of $3,712.50.

               (ii) Total consideration paid was $28,387.50 ($.375 per share) with Registrant receiving net funds of $28,104.50.

               (iii)     Total consideration paid was $11,779.12
($.375 per share) with Registrant receiving net funds of $11,662.50.

          D. Persons or Classes of Persons to Whom the Securities Were Sold and Exemption from Registration Claimed - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Offshore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EFTEK CORP.



                              BY:/s/FRANK WHITMORE
                                 --------------------------
                                 FRANK WHITMORE, President










EFTEK\12-16-96.8-k